UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 04/27/2004

ROCKWELL COLLINS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-16445

DE	522314475
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Collins Road NE

Cedar Rapids, IA 52498

(Address of Principal Executive Offices, Including Zip Code)

319-295-1000

(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial statements and exhibits

99.1 Press release of Registrant dated April 27, 2004.

Item 12. Results of Operations and Financial Condition

Registrant’s press release dated April 27, 2004, regarding Rockwell Collins second quarter results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. This press release presents certain cash provided by operating activities information.

Cash provided by operating activities is a measure prescribed by Generally Accepted Accounting Principles (GAAP). We included a reference to cash provided by operating activities, excluding the impact of a pension contribution, in our press release. We believe this additional information is useful to investors regarding the financial performance of our company because it recognizes that this pension contribution was a voluntary payment and a significant item when compared to the same period from the prior year.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.

Date: April 27, 2004.	By:	/s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President, General Counsel & Secretary

ROCKWELL COLLINS, INC.

SEGMENT SALES AND EARNINGS INFORMATION

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31		Six Months Ended March 31
	2004	2003	2004	2003
Sales
Government Systems	$377	$296	$688	$552
Commercial Systems	342	322	659	627

Total sales	$719	$618	$1,347	$1,179

Segment operating earnings
Government Systems	$69	$55	$132	$103
Commercial Systems	46	39	88	71

Total segment operating earnings	115	94	220	174

Interest expense	(2)	(1)	(4)	(2)
Earnings from corporate-level equity affiliate	1	1	1	2
General corporate, net	(12)	(10)	(18)	(20)

Income before income taxes	102	84	199	154

Income tax provision	(31)	(25)	(60)	(46)

Net income	$71	$59	$139	$108

Diluted earnings per share	$0.39	$0.33	$0.77	$0.60

Average diluted shares outstanding	181.1	179.6	180.2	180.3

ROCKWELL COLLINS, INC.

SUMMARY BALANCE SHEET

(Unaudited)

(in millions)

	March 31, 2004	September 30, 2003
Assets
Cash	$67	$66
Receivables	560	525
Inventories	674	618
Current deferred income taxes	179	178
Income taxes receivable	12	17
Other current assets	30	23

Total current assets	1,522	1,427

Property	397	401
Goodwill and intangible assets	569	440
Other assets	308	323

Total assets	$2,796	$2,591

Liabilities and shareowners’ equity
Short-term debt	$66	$42
Accounts payable	193	198
Compensation and benefits	192	216
Income taxes payable	25	3
Product warranty costs	146	144
Other current liabilities	317	298

Total current liabilities	939	901

Long-term debt	205	—
Retirement benefits	702	824
Other liabilities	23	33

Shareowners’ equity	927	833

Total liabilities and shareowners’ equity	$2,796	$2,591

ROCKWELL COLLINS, INC.

CONDENSED CASH FLOW INFORMATION

(Unaudited)

(in millions)

	Six Months Ended March 31
	2004	2003
Operating Activities:
Net income	$139	$108
Adjustments to arrive at cash provided by operating activities:
Depreciation	46	44
Amortization of intangible assets	9	6
Pension plan contributions	(128)	(3)
Deferred income taxes	22	8
Tax benefit from the exercise of stock options	5	2
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments:
Receivables	1	64
Inventories	(54)	(25)
Accounts payable	(20)	(33)
Income taxes	29	(9)
Compensation and benefits	2	(6)
Other assets and liabilities	(17)	(28)

Cash Provided by Operating Activities	34	128

Investing Activities:
Acquisition of businesses, net of cash acquired	(126)	2
Property additions	(32)	(27)
Proceeds from the disposition of property	1	4
Acquisition of intangible assets	(11)	—
Investment in equity affiliates	—	(5)

Cash Used for Investing Activities	(168)	(26)

Financing Activities:
Proceeds from issuance of long-term debt	198	—
Net increase in short-term borrowings	24	4
Purchase of treasury stock	(73)	(91)
Cash dividends	(32)	(32)
Proceeds from exercise of stock options	22	10

Cash Provided by (Used for) Financing Activities	139	(109)

Effect of exchange rate changes on cash	(4)	(1)

Net Change in Cash	1	(8)
Cash at Beginning of Period	66	49

Cash at End of Period	$67	$41

Exhibit Index

Exhibit No.	Description
EX-99.1	PRESS RELEASE